UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_____________
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 2, 2022
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KENNEDY-WILSON HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-33824	26-0508760
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

151 S El Camino Drive Beverly Hills, California 90212
(Address of principal executive offices)(Zip Code)

(310) 887-6400
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

(See definition of “large accelerated filer," "accelerated filer," "smaller reporting company” and "emerging growth company" in Rule 12b-2 of the Exchange Act). (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

Emerging growth company	☐
Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).   ☐  Yes    ☒  No
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $.0001 par value	KW	NYSE
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On November 2, 2022, the Board of Directors (the “Board”) of Kennedy-Wilson Holdings, Inc. (the “Company”) resolved to increase the size of the Board from eleven to twelve members and, upon the recommendation of the Company’s Nominating Committee, elected Mr. Wade Burton as a director of the Company, effective November 2, 2022. Mr. Burton will serve as a member of the class of directors whose term will expire at the 2025 annual meeting of stockholders of the Company. Mr. Burton was determined to be independent by the Board pursuant to the applicable independence requirements of the New York Stock Exchange.

Mr. Burton is the President and Chief Investment Officer of Hamblin Watsa Investment Counsel (“Hamblin”), a wholly-owned subsidiary of Fairfax Financial Holdings Limited (“Fairfax”) and a provider of global investment management services solely to the insurance and reinsurance subsidiaries of Fairfax. Fairfax is a Canadian holding company engaged in property, casualty, insurance and reinsurance, investment management and insurance claims management. Mr. Burton also currently serves as a member of Fairfax’s Executive Committee and on the board of directors and on the audit, remuneration and nomination, and risk, asset-liability and investment management committees of Eurolife FFH Insurance Holdings, a Greek insurance company and on the board of directors of Avante Logixx Inc, a provider of technology enabled security.

As of April 22, 2022, Fairfax and certain of its affiliates held approximately 26 million shares of the Company’s common stock (which includes 13,043,478 warrants to purchase the Company’s common stock as described below). On March 8, 2022, the Company issued to certain affiliates of Fairfax (i) 300,000 shares of the Company’s 4.75% Series B Cumulative Perpetual and Preferred Stock and (ii) 13,043,478 warrants to purchase 13,043,478 shares of common stock of the Company for gross proceeds of $300 million pursuant to that certain 4.75% Series B Cumulative Perpetual Preferred Stock and Warrant Purchase Agreement (the “Securities Purchase Agreement”). Hamblin served as the investment manager for each Fairfax purchaser under the Securities Purchase Agreement. Additionally, certain Fairfax entities (the “Fairfax Entities”) and the Company or its subsidiaries (“Company Entities”) are also party to certain real estate and real estate debt transactions that may involve various fees and interest payments which the Company Entities may make to the Fairfax Entities or the Fairfax Entities may make to the Company Entities. In the fiscal year ended 2021, the Fairfax Entities paid Company Entities a total of approximately $8.2 million in management fees for such transactions and certain of the Company Entities paid the Fairfax Entities a total of approximately $10.9 million in interest on certain loans whereby the Company are borrowers under secured mortgages.

In connection with his election to the Board and in accordance with the Company’s non-employee director compensation policies, the Board approved an annual retainer fee to Mr. Burton of $150,000 in connection with his service as a non-employee director. The Board also approved a grant of 15,000 shares of restricted stock units to Mr. Burton that will vest in equal amounts over a three-year period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENNEDY-WILSON HOLDINGS, INC.

By:	/s/ JUSTIN ENBODY
Justin Enbody
Chief Financial Officer

Date: November 2, 2022